*****	Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.19(f)

11 April 2006

LETTER AGREEMENT NO. 5 TO GTA 6-13616

Frontier Airlines, Inc.

Frontier Center One

7001 Tower Road

Denver, CO 80249-7312

CFM International, Inc. (“CFM”) and Frontier Airlines, Inc. (“Airline”) have entered into General Terms Agreement No. 6-13616 dated June 30, 2000 (the “Agreement”) The Agreement contains applicable terms and conditions governing the sale by CFM and the purchase by Airline from CFM of CFM56 series Engines, Modules and Optional Equipment in support of Airline’s acquisition of new aircraft.

WHEREAS, CFM and Airline have previously entered into Letter Agreements No’s. 1, 2, 3 and 4 to document CFM and Airline’s agreements with regard to CFM56-5B5/P and [CFM56-5B8/P] installed and spare Engines, and

WHEREAS, Airline now desires to purchase ***** A320 additional aircraft and associated Engines, and ***** additional spare Engine.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions contained herein, and other good and valuable consideration, receipt of which is acknowledged and agreed, CFM and Airline agree as follows:

1.

Airline agrees to purchase and take delivery of ***** new firm CFM56-5B4/P powered A320 aircraft directly from Airbus in accordance with the delivery schedule set forth in Attachment A hereto (the “Aircraft”).

2.	Airline agrees to purchase and take delivery of a minimum of ***** CFM56-5B4/P spare Engine from CFM according to the delivery schedule set forth in Attachment A hereto.

In consideration of the above, CFM agrees to the following:

GE PROPRIETARY INFORMATION

A.	Special Allowances

CFM agrees to provide the following allowances to Airline subject to the conditions set forth in the Attachment D:

(i)	Aircraft Allowance

For each of the Aircraft scheduled to deliver to Airline before *****, CFM will provide Airline with a per aircraft allowance for each such Aircraft in the amount of ***** (*****), and shall be subject to adjustment for escalation to the date of delivery of each such Aircraft in accordance with the escalation formula set forth in Attachment C hereto).

Each per Aircraft Allowance will be made available to Airline within ***** following receipt of written notice from Airline that it has taken delivery of each Aircraft in accordance with its purchase agreement with Airbus. *****

(ii)	Spare Engine Credit

1.

CFM shall provide a credit of ***** (*****) per each of the ***** A320 aircraft purchased and delivered to airline, per Attachment A, *****, provided Airline has purchased and taken delivery of the Spare Engine per Attachment A.

2.	This credit is subject to escalation to the date of delivery of the related shipset of CFM56-5B4/P engines to A1, pursuant to the escalation formula set forth in Attachment C.

3.

Each per-aircraft Spare Engine credit will be made available to Airline within ***** following receipt of written notice from Airline that it has taken delivery of each Aircraft in accordance with its purchase agreement with Airbus.

4.	Each per-aircraft Spare Engine credit will be in the form of a credit against purchases from GE or CFM.

5.	Base Prices for spare Engines delivered to Airline by December 31, 2010 are set forth in Attachment B and are subject to adjustment for escalation per the terms set forth in Attachment C.

The obligations set forth in this Letter Agreement are in addition to the obligations set forth in the GTA. In the event of conflict between the terms of this Letter Agreement and the terms of the GTA, the terms of this Letter Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in Article I of the GTA.

GE PROPRIETARY INFORMATION

Confidentiality of Information. This Letter Agreement contains information specifically for Airline and CFM, and nothing herein contained shall be divulged by Airline or CFM to any third person, firm or corporation, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld: except (i) that Airline’s consent shall not be required for disclosure by CFM of this Letter Agreements, to an Engine program participant, joint venture participant, engineering service provider or consultant to CFM so as to enable CFM to perform its obligations under this Letter Agreement or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Letter Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this paragraph. In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event this Letter Agreement, or other CFM information or data is required to be disclosed or filed by government agencies by law, or by court order, Airline shall notify CFM at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with CFM in seeking confidential treatment of sensitive terms of this Letter Agreement.

Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

Frontier Airlines, Inc.		CFM International, Inc.

By:	/s/ Paul H. Tate	By:	/s/ Russell P. Shelton

Typed Name:	Paul H. Tate	Typed Name:	Russell P. Shelton

Title:	Sr. VP & CFO	Title:	Attorney In Fact

Date:	April 17, 2006	Date:	April 19, 2006

GE PROPRIETARY INFORMATION

ATTACHMENT A

CFM56-5B4/P Aircraft Order and Spare Engine Delivery Schedule*

Ref:	Delivery Date	A320 Aircraft with ; CFM56-5B/P (AC Qty)	Spare CFM56-5B4/P Engine (Engine Qty)
*****
*****
*****
*****
*****
*****

*****

GE PROPRIETARY INFORMATION

ATTACHMENT B

BASE PRICES FOR CFM56-5B4/P SPARE ENGINES

Prices Applicable to Deliveries through *****

Item 1. Basic Engine Including FADEC- CFM56-5B4/P	*****

A.

Base prices are effective for firm orders received by CFM within quoted lead time for basic spare Engines (including associated equipment and maximum climb thrust increase) for delivery to Airline by CFM on or before *****.

B.

The selling price of CFM56-5B4/P basic spare Engines ordered for delivery after the period set forth in Paragraph A above shall be the base price then in effect and as set forth in each purchase order as accepted by CFM, which base price shall be subject to adjustment for escalation in accordance with CFM’s then-current escalation provisions.

GE PROPRIETARY INFORMATION

ATTACHMENT C

CFM56-5B4/P ESCALATION FORMULA (4 INDICES) FOR SPARE ENGINES AND MAJOR MODULES *****

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For purposes of this adjustment:

A.	Base price shall be the price(s) set forth on the purchase order as accepted by CFMI.

B.

The Composite Price Index (CPI) shall be deemed to mean the weighted average of the following four indices prepared by the US Department of Labor, Bureau of Labor Statistics, as published at the time of the scheduled Product billing for the sixth month prior to the scheduled Product billing.

1.	The Labor Index shall mean ***** to the second decimal place of the following ECI calculation:

*****

2.	*****

3.	*****

4.	*****

C.

Each CPI shall be determined to the second decimal place. Calculation shall be to the third decimal digit and if the third decimal digit is five or more, the second decimal digit shall be raised to the next higher figure. If the third decimal digit is less than five, the second decimal figure shall remain as calculated.

D.	The Base Composite Price Index (*****) shall be the index stated in the published prices announced by CFM from time to time.

III.	Base prices shall be adjusted in accordance with the following formula:

*****

*****

GE PROPRIETARY INFORMATION

IV.	The invoice price shall be the final price and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

V.

The ratio ***** shall be calculated to the fourth decimal digit. If the fourth decimal digit is five or more, the third decimal digit shall be raised to the next higher figure, and if the fourth decimal digit is less than five, the third decimal figure shall remain as calculated. The resulting three digit decimal shall be used to calculate *****.

VI.	*****

VII.

Should the above provisions become null and void by action of the US Government, the billing for the Products shall reflect changes in the costs of labor, material, commodities, and fuel which have occurred from the period represented by the applicable ***** to the *****.

GE PROPRIETARY INFORMATION

ATTACHMENT D

CONDITIONS FOR SPECIAL ALLOWANCES/DELAY/CANCELLATION

1.	Allowance for Initial Aircraft Sale Only

Any allowance described in this Letter Agreement applies only to new A320 aircraft (together or individually the “Aircraft”) equipped with new CFM56-5B4/P engines (together or individually the “Engines”) purchased by Airline directly from the aircraft manufacturer.

2.	Allowance Not Paid

Allowances described in this Letter Agreement will become unearned and will not be paid if Engines have been delivered to the aircraft manufacturer for installation in Airline’s Aircraft and, thereafter, for any reason, Airline’s purchase order with the aircraft manufacturer is terminated, canceled or revoked, or for any reason delivery of the Aircraft will be prevented or delayed beyond ***** after the last day of the scheduled year of delivery described in Attachment A, (when accounting for any deferrals as contemplated in the Attachment A), as such scheduled delivery may be postponed in accordance with the Airbus Purchase Agreement (“Delivery Period”).

3.	Termination of Special Allowances

Airline agrees that all of the Special Allowances set forth in this Letter Agreement shall expire ***** after delivery of last scheduled firm Aircraft as set forth in Attachment A (when accounting for any deferrals as contemplated in the Attachment A) hereto (the “Expiration Date”).

For the avoidance of doubt, it is understood that CFM shall have no further obligation beyond the Expiration Date to provide any of such Special Allowances which were not provided to Airline, through no fault of CFM.

4.	Earning and Adjustment of Allowances

The special allowance described in this Letter Agreement is contingent upon Airline purchasing and accepting delivery of a minimum of ***** A320 Aircraft and purchasing and taking delivery from CFM ***** spare ***** Engine (“Minimum Number”) for delivery during the Delivery Period. If Airline has canceled or otherwise failed to accept these deliveries, the allowance will be adjusted as follows:

*****

5.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFM’s written consent; provided that Airline may assign such allowance, together with its other rights under this LA on the terms described in clause (i) of paragraph A of Article XVII of the Agreement.

GE PROPRIETARY INFORMATION

6.	Set Off for Outstanding Balance

CFM shall be entitled, at all times, to set off any outstanding obligation and amounts that are due and owing from Airline to CFM for CFM Aircraft Engines goods or services (whether or not in connection with this Letter Agreement and/or GTA), against any amount payable by CFM to Airline in connection with this Letter Agreement and/or GTA.

7.	Cancellation of Installed or Spare Engines Cancellation Charge

Airline recognizes that harm or damage will be sustained by CFM if Airline places a purchase order for spare Engine(s) or for Aircraft equipped with installed Engines and subsequently cancels such purchase order (and such cancellation is not caused by acts (or failure to act) of Airbus or CFMI) or otherwise fails to accept delivery of the Engines or Aircraft when duly tendered, Within ***** of any such cancellation or failure to accept delivery occurs. Airline shall remit to CFM a minimum cancellation charge equal to ***** of the Engine price, determined as of the date of scheduled Engine delivery to Airline or to the aircraft manufacturer, whichever is applicable.

CFM shall retain any progress payments or other deposits made to CFM for any such Engine. Such progress payments will be applied first to the minimum cancellation charge for such Engine and, in circumstances described in the last sentence of the preceding paragraph, then to any further damages sustained by CFM as a result of such cancellation or failure to accept delivery. Progress payments held by CFM in respect of any such Engine which are in excess of such amounts will be refunded to Airline, provided Airline is not then in arrears on other amounts owed to CFM.

If CFMI fails to deliver a spare Engine in accordance with the terms of the Agreement or this Letter Agreement No. 3 within ***** after the date upon which such spare Engine was scheduled to be delivered for any reason other than an Excusable Delay or a default or breach by Airline, Airline may terminate this Letter Agreement No 3 with respect to such spare Engine and CFMI shall promptly return any progress payments or other deposits made with respect to such Engine, together with interest thereon from the date such deposits were made at *****. In addition, Airline will retain all remedies available to it at law or in equity.

8.	Delay Charge for Installed or Spare Engines

In the event Airline delays the scheduled delivery date of a spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFM has received a purchase order from the aircraft manufacturer or Airline, as appropriate, for a period, or cumulative period, of more than *****, such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

GE PROPRIETARY INFORMATION

9.	Aircraft Substitution Rights

Airline shall have no Aircraft “substitution rights”, unless such rights are granted in writing by the Airframe manufacturer and CFM. If Airline attempts to replace any of the Aircraft which are the subject of this Agreement with another aircraft type, and the replacement aircraft is not equipped with Engines of the type that are the subject of this GTA, such event shall also be considered a cancellation and the cancellation provisions described in subparagraph 7 above shall apply.

10.	Aircraft Not Operated for Minimum Period

If, within the first twenty-four months following delivery of each Aircraft for which a special allowance, of any nature, was provided by CFM under this Letter Agreement or resulting GTA (the “Minimum Period”), Airline sells, transfers, trades, exchanges, leases, subleases and fails to operate such Aircraft, the special allowances earned and/or paid on such Aircraft will be proportionately reduced. Airline will reimburse CFM an amount equal to the proportionate share of the special allowances earned and/or paid with respect to such Aircraft, (based on the percentage of the Minimum Period the Aircraft was actually owned and operated by Airline), with interest on such amount. The allowance reimbursement is due no later than ***** from the time Airline ceases to own and operate such Aircraft. Interest will be *****, from the time of initial allowance payment on such Aircraft until the time of full reimbursement.

GE PROPRIETARY INFORMATION